UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2013
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 25, 2013, Emergent BioSolutions Inc. issued a press release, which is furnished as Exhibit 99 to this Current Report on Form 8-K. The statements in the press release reaffirming first quarter 2013 revenue guidance are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 25, 2013, Emergent BioSolutions Inc. issued a press release, which is furnished as Exhibit 99 to this Current Report on Form 8-K. The statements in the press release reaffirming 2013 annual revenue and net income guidance are incorporated herein by reference.

Item 8.01 Other Events.

On April 25, 2013, Emergent BioSolutions Inc. issued a press release announcing that it has entered into an asset purchase agreement to acquire the Healthcare Protective Products Division of Bracco Diagnostics Inc.

A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference, except for the statements reaffirming first quarter 2013 revenue guidance and 2013 annual revenue and net income guidance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99           Press Release issued by Emergent BioSolutions Inc. on April 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2013	EMERGENT BIOSOLUTIONS INC.
	By:	/s/Jay G. Reilly Jay G. Reilly General Counsel